Exhibit 5.1

One Financial Center Boston, MA 02111 617 542 6000 mintz.com

January 21, 2022

Hyperfine, Inc.

351 New Whitfield Street

Guilford, CT 06437

Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel for Hyperfine, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of the resale of shares of Class A common stock, $0.0001 par value per share (“Class A Common Stock”) and shares of Class B common stock, $0.0001 par value per share (“Class B Common Stock”) issued by the Company held by certain securityholders of the Company, as follows:

(i)

the resale of up to 42,263,946 shares of Class A Common Stock, including up to (i) 5,604,564 shares of Class A Common Stock (the “Option Shares”) issuable upon the exercise of stock options (the “Options”) that were issued by the Company, and (ii) 15,055,288 shares of Class A Common Stock (the “Class B Conversion Shares”) issuable upon the conversion of shares of Class B Common Stock (the “Class B Shares”) that were issued by the Company (collectively, the “Selling Stockholder Shares”); and

(ii)

the resale of the Class B Shares (which shares will be converted upon sale into Class B Conversion Shares, except in the case of a sale to a Permitted Transferee (as defined in the Company’s certificate of incorporation, as amended, as currently in effect)).

We have reviewed the Registration Statement, the Company’s certificate of incorporation, as amended, and bylaws, as amended, each as currently in effect, and are familiar with such corporate proceedings and satisfied ourselves as to such other matters as we have considered relevant or necessary as a basis for the opinions expressed in this letter. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

With respect to the Options, the Option Shares, the Class B Shares and the Class B Conversion Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Class A Common Stock, future issuances of securities of the Company, including the Option Shares and the Class B Conversion Shares, and/or antidilution adjustments to outstanding securities of the Company, including the Options and the Class B Shares, may cause the number of shares issuable upon exercise of the Options, or upon conversion of the Class B Shares, for more shares of Class A Common Stock than the number that then remain authorized but unissued. Further, we have assumed the Exercise

BOSTON LONDON LOS ANGELES NEW YORK SAN DIEGO SAN FRANCISCO WASHINGTON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ January 21, 2022 Page 2

Price (as defined in the Options) will not be adjusted to an amount below the par value per share of the shares of Class A Common Stock.

On the basis of the foregoing and the assumptions set forth below, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.

The Selling Stockholder Shares, other than the Option Shares, are validly issued, fully paid and nonassessable. Any Option Shares included in the Selling Stockholder Shares, when issued and paid for in accordance with the terms of the Options, will be validly issued, fully paid and nonassessable.

2.	The Class B Shares are validly issued, fully paid and nonassessable.

We have assumed that at or prior to the time of the delivery of any of the Option Shares, the Registration Statement will have been declared effective under the Act.  The opinions set forth in this letter are limited to the General Corporation Law of the State of Delaware and the law of the State of New York, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.